Exhibit 99.1

Schedule 13G Joint Filing Agreement

The undersigned and each other person executing this joint filing agreement (this “Agreement”) agree as follows:

The undersigned is eligible to file a statement or statements on Schedule 13G pertaining to the common stock of Heritage Oaks Bancorp, a California corporation, to which this Agreement is an exhibit.  The undersigned and each other person executing this Agreement are responsible for the timely filing of such Schedule 13G and any amendments thereto, and for the completeness and accuracy of the information concerning such person contained therein; but none of the undersigned or any other person executing this Agreement is responsible for the completeness or accuracy of the information statement concerning any other persons making this filing, unless such person knows or has reason to believe that such information is inaccurate.  The undersigned agrees that such statement is being filed by and on behalf of each of the persons executing this Agreement.

After reasonable inquiry and to the best of my knowledge and belief, the undersigned certifies that the information set forth in this statement is true, complete, and correct.

In Witness Whereof, the undersigned have caused this Agreement to be signed as of the date set forth below.

Date: March 7, 2014

CARPENTER COMMUNITY BANCFUND, LP

	By:	Carpenter Fund Manager, GP, LLC

	By:	/s/ James B. Jones
		Name:	James B. Jones
		Title:	Managing Member

CARPENTER COMMUNITY BANCFUND-A, LP

	By:	Carpenter Fund Manager, GP, LLC

	By:	/s/ James B. Jones
		Name:	James B. Jones
		Title:	Managing Member

CARPENTER COMMUNITY BANCFUND-CA, LP

By:	Carpenter Fund Manager, GP, LLC

By:	/s/ James B. Jones
	Name:	James B. Jones
	Title:	Managing Member

CARPENTER FUND MANAGER GP, LLC

By:	/s/ James B. Jones
	Name:	James B. Jones
	Title:	Managing Member

/s/ Edward J. Carpenter
Edward J Carpenter

/s/ John D. Flemming
John D. Flemming

/s/ Howard N. Gould
Howard N. Gould

/s/ Arthur A. Hidalgo
Arthur A. Hidalgo

/s/ James B. Jones
James B. Jones